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                            BNY HAMILTON FUNDS, INC.

                              ARTICLES OF AMENDMENT


                  BNY HAMILTON FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Article FIFTH, Section 3 of the Charter of the Corporation is hereby amended in its entirety to read as follows:

                  3. Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more series of shares of Common Stock, to fix the number of shares in any such series and to classify or reclassify any unissued shares with respect to such series. Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series". Any such Series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of a contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more Series in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has initially designated four Series of shares of Common Stock of the Corporation. The names of such Series and the number of shares of Common Stock initially classified and allocated to these Series are as follows:

                                                                         NUMBER OF SHARES OF COMMON
    NAME OF SERIES                                                  INITIALLY CLASSIFIED AND ALLOCATED
    --------------                                                  ----------------------------------

    BNY Hamilton Equity Income Fund................................................    200,000,000
    BNY Hamilton Intermediate Government Fund......................................    200,000,000
    BNY Hamilton Intermediate New York Tax-Exempt Fund.............................    200,000,000
    BNY Hamilton Money Fund........................................................  2,000,000,000

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                  SECOND:  The foregoing amendment to the Charter of
         the Corporation does not increase the authorized stock of the Corporation.

                  THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

                  IN WITNESS WHEREOF, BNY Hamilton Funds, Inc., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 29, 1992.

                                                BNY HAMILTON FUNDS, INC.


_________________________                       By __________________________
James W. Bernaiche                                      William Blundin
   Secretary                                                President


                  THE UNDERSIGNED, President of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                By __________________________
                                                        William B. Blundin
                                                            President



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